Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Brista, Corp.

and

CDx, Inc.

Proforma Condensed Combined Balance Sheet

As of December 31, 2014

(Unaudited)

	CDx, Inc. as of December 31, 2014	Brista Corp as of January 31, 2015	Adjustments	Notes	Proforma
ASSETS
Current assets:
Cash	$745,446	$8,034			$753,480
Prepaid expenses and other current assets	293,809	-			293,809
Total current assets	1,039,255	8,034			1,047,289
Property and equipment, net	103,643	-			103,643
Other assets	6,430	-			6,430
Total assets	$1,149,328	$8,034			$1,157,362

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$526,968	$10,124			$537,092
Customer deposits	129,871	-			129,871
Accrued liabilities	462,202	-			462,202
Loan from shareholder	-	27,717			27,717
Convertible notes payable	1,974,058	-			1,974,058
Total current liabilities	3,093,099	37,841			3,130,940
Warrant liabilities	266,524	-	(266,524)	(3A)	-
Total liabilities	3,359,623	37,841			3,130,940
Stockholders' deficit:
Convertible preferred stock	2,218	-	(2,218)	(3C)	-
Common stock	50,295	19,525	(38,018)	(3B)	31,802
Additional paid-in-capital	1,267,459	10,625	246,803	(3B, 3C)	1,524,887
Accumulated deficit	(3,530,267)	(59,957)	59,957	(3D)	(3,530,267)
Total stockholders' deficit	(2,210,295)	(29,807)			(1,973,578)
Total liabilities and stockholders' deficit	$1,149,328	$8,034			$1,157,362

See accompanying notes to these unaudited pro forma condensed combined financial statements

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Brista, Corp.

and

CDx, Inc.

Proforma Condensed Combined Statement of Operations

For the year ended December 31, 2014

(Unaudited)

	CDx, Inc. for the Year Ended December 31, 2014 (Historical)	Brista Corp for the Period Ended January 31, 2015 (Historical)		Proforma
Operating expenses
Research and development	$1,539,392		$-	$1,539,392
Sales and marketing	750,480		-	750,480
General and administrative	1,009,827		58,708	1,068,535
Total operating expenses	3,299,699		58,708	3,358,407
Loss from operations	(3,299,699)		(58,708)	(3,358,407)
Interest expense, net	(227,539)		-	(227,539)
Other income	-		4,000	4,000
Loss before provision for income taxes	(3,527,238)		(54,708)	(3,581,946)
Provision for income taxes	1,150		-	1,150
Net loss	$(3,528,388)		$(54,708)	$(3,583,096)
Net loss per share
Basic and diluted	$(0.44)	$	*	$(0.17)
Weighted average shares outstanding
Basic and diluted	8,038,989		19,525,000	21,475,252

* denotes a loss of less than ($0.01) per share.

See accompanying notes to these unaudited pro forma condensed combined financial statements

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Notes to Unaudited Proforma Condensed Combined Information

Note 1. Description of the Proposed Transaction and Basis of Presentation

Description of the Proposed Transaction

The Merger Agreement provides for the combination of Brista Corp. (“Brista”) and CDx, Inc. (“CDx”) through a merger of Merger Sub (a newly formed wholly subsidiary of Brista) with and into Brista, whereby CDx will become a wholly owned subsidiary of Brista. As a result of the Merger, former equity holders of CDx will become shareholders of Brista.

Pursuant to the Merger Agreement, upon the effectiveness for the Merger, all shares of capital stock (including common and preferred stock) of CDx held by accredited equity holders of CDx, along with all outstanding stock options and warrants will be converted into the right to receive Brista common stock. The aggregate number of Brista common stock shares to be issued at closing is based on an exchange ratio of one (1) Brista share for every one (1) share of CDx. We currently expect that at the closing, we will issue approximately 19,484,615 Brista common stock shares to the accredited CDx equity holders pursuant to the terms of the Merger Agreement.

Basis of Presentation

Brista, a Nevada corporation, had a fiscal year ended July 31, 2014 during the periods presented. The most recent financial information available for Brista is for the twelve months ended January 31, 2015. There has been minimal operating activity in Brista after December 31, 2014. As a result, the information presented for Brista as of January 31, 2015 is deemed to be current for these unaudited proforma condensed combined financial statements. As of April 30, 2015, Brista changed its fiscal year to a calendar year basis. CDx, Inc., a Delaware corporation reports on a calendar year basis and is utilizing financial statements as of December 31, 2014 for these proforma condensed combined financial statements.

The unaudited proforma condensed combined financial statements were prepared in accordance with regulations of the Securities and Exchange Commission and are intended to show how the Merger might affect the historical financial statements if the transaction had been completed on December 31, 2014 for the purposes of the balance sheet and January 1, 2014 for the purposes of the statement of operations. The proforma adjustments reflecting the completion of the transactions are based upon the accounting rules for reverse capitalizations.

Based on the terms of the Merger Agreement, CDx is deemed to be the accounting acquirer because the former CDx shareholders, board of directors and management will have voting control and operating control of the combined company. The Merger will be accounted for as a capital transaction accompanied by a recapitalization with no goodwill or other intangibles recorded.

The historical financial data has been adjusted to give proforma effects to events that are (i) directly attributable to the Merger (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results. The unaudited proforma condensed combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the transactions. The unaudited proforma condensed combined financial data also do not include any integration costs. The unaudited proforma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had the Merger occurred prior to the specified period.

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Note 2. Reverse Merger Transaction

On April 30, 2015, Brista, CDx and shareholders of CDx who collectively own 100% of CDx entered into and consummated transactions pursuant to a Merger Agreement, whereby Brista issued to the CDx shareholders an aggregate of approximately 19,484,615 shares of its common stock, par value $0.001, in exchange for 100% of equity interests of CDx held by the CDx shareholders. The shares of Brista common stock received by the CDx shareholders in the Merger constitute approximately 92% of our issued and outstanding Brista common stock giving effect to the issuance of shares pursuant to the Merger Agreement. As a result of the Merger, CDx became a wholly owned subsidiary of Brista.

For financial reporting purposes, the transaction will be accounted for as a “reverse merger” rather than a business combination, because the sellers of CDx effectively control the combined companies immediately following the transaction. As such, CDx is deemed to be the accounting acquirer in the transaction and, consequently, the transaction is being treated as a reverse acquisition by Brista. Accordingly, the assets and liabilities and the historical operations that will be reflected in Brista’s ongoing financial statements will be those of CDx and will be recorded at the historical cost basis of CDx. The historical financial statements of Brista before the transaction will be replaced with the historical financial statements of CDx before the transaction and in all future filings with the SEC. The Merger is intended to be treated as a tax-free exchange under Section 368(a) of the Internal Revenue Code of 1986, as amended.

Note 3. Adjustments to Unaudited Pro Forma Combined Financial Statements

The pro forma adjustments in the unaudited proforma condensed combined balance sheet as of December 31, 2014 and statement of operations for the twelve months ended December 31, 2014 are as follows:

(A)	To reflect the extinguishment of warrant liabilities in preparation of the stock exchange to the Merger Agreement as the warrant liabilities were related to the issuance of CDx’s convertible preferred stock which was converted as a result of a qualified financing in accordance with the terms of the convertible notes. The conversion of the convertible notes was unrelated to the Merger.

(B)	To reflect the elimination of the difference in par values of common stock as a result of the share exchange with Brista.

(C)	To reflect the conversion of CDx convertible preferred stock into common stock as a result of the share exchange.

(D)	To eliminate the deficit accumulated since inception for Brista as going forward the operations of CDx will be the surviving operating entity.

Note 4. Earnings Per Share

The proforma weighted-average shares outstanding gives effect to the issuance of 19,484,615 shares of common stock and the repurchase of 17,534,363 shares of Brista common stock (resulting in Brista shareholders retaining 1,990,637 shares) in connection with the merger as if they occurred at the beginning of the period presented.

The effect of any potentially dilutive instruments including options were anti-dilutive. Therefore, dilutive earnings per share are equivalent to basic earnings per share.

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